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                                                                   EXHIBIT  23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Eltrax Systems, Inc. of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the date for which is July 19, 2000, and for Note 11, the date for which is March 14, 2000, relating to the financial statements and financial statement schedule, which appears in Eltrax System, Inc.'s Current Reports on Forms 8-K dated August 28, 2000 and August 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Detroit, Michigan
August 30, 2000